Exhibit 99.1

Contact:
Michael Shriner	Ryan Blake
President & CEO	Chief Operating Officer
201.823.0700, ext. 3270	201.823.0700, ext. 2076
mshriner@bcb.bank	rblake@BCB.Bank

BCB Bancorp, Inc. and BCB Community Bank Elect Michael J. Widmer to its Boards of Directors

Bayonne, NJ – December 5 2024 – BCB Bancorp, Inc. (the “Company”), (NASDAQ: BCBP), the holding company for BCB Community Bank (the “Bank” or “BCB”), today announced the election of Michael J. Widmer to the Board of Directors of both BCB Bancorp, Inc. and BCB Community Bank, effective December 4, 2024.

Mr. Widmer has over 40 years of banking experience in New Jersey. He most recently worked as a bank consultant for BCB Community Bank where he aided management and staff on a variety of projects including the installation of two loan origination systems, the review and negotiation of its data processing system contract, and the installation of a new online banking system. Prior to consulting for BCB, Mr. Widmer retired from Northfield Bank where he held the position of Executive Vice President, Head of Operations. During his eighteen-year tenure at Northfield Bank, Mr. Widmer was responsible for all Deposit Operations, Loan Servicing, BSA, Security, Property Management, and Information Technology. Prior to that, Mr. Widmer was Executive Vice President, Chief Operation Officer, Chief Financial Officer and Director at Liberty Bank in Avenel, NJ. Mr. Widmer holds a M.B.A in Finance/Economics from St. John’s University and a B.S in Accounting from Rutgers University.

“We are very fortunate to have Michael join our Boards of Directors,” said Mr. Mark D. Hogan, Chairman of the Board. “Michael’s extensive experience in banking operations and broad depth of knowledge should help propel us going forward, as we look to grow in our markets.”

About BCB Bancorp, Inc.

Established in 2000 and headquartered in Bayonne, N.J., BCB Community Bank is the wholly-owned subsidiary of BCB Bancorp, Inc. (NASDAQ: BCBP). The Bank has twenty-three branch offices in Bayonne, Edison, Hoboken, Fairfield, Holmdel, Jersey City, Lyndhurst, Maplewood, Monroe Township, Newark, Parsippany, Plainsboro, River Edge, Rutherford, South Orange, Union, and Woodbridge, New Jersey, and four branches in Hicksville and Staten Island, New York. The Bank provides businesses and individuals a wide range of loans, deposit products, and retail and commercial banking services. For more information, please go to www.bcb.bank.

Forward-Looking Statements

This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

In addition to factors previously disclosed in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the inability to close loans in our pipeline; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; supply chain disruptions; any future pandemics and the related adverse local and national economic consequences; civil unrest in the communities that the company serves; customer acceptance of the Bank’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and actions of governmental agencies and legislative and regulatory actions and reforms.